SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  May 6, 2003




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 9.  Regulation FD Disclosure.
         ------------------------

     On May 6, 2003, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.3.

     In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibits attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item
     12. Disclosure of Results of Operations and Financial Condition." The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------------
                             Jerry Elliott
                             Chief Financial Officer

Date:  May 6, 2003

                                              Citizens Communications
                                              3 High Ridge Park
                                              Stamford, CT 06905
                                              203.614.5600
                                              Web site: www.czn.net


                                                 Exhibit 99.3

FOR IMMEDIATE RELEASE

Contacts:
Brigid M. Smith                        Michael A. Zarrella
Assistant Vice President               Vice President
Corporate Communications               Corporate Development
203.614.5042                           203.614.5179
bsmith@czn.com                         mzarrell@czn.com
--------------                         ----------------


                         Citizens Communications Reports
                           2003 First-Quarter Results

Stamford, Conn., May 6, 2003 - Citizens Communications (NYSE:CZN) today reported first quarter 2003 consolidated revenues of $651.9 million; consolidated operating income of $164.3 million; and consolidated net income of $127.4 million, or 45 cents per share. Consolidated net income for the quarter includes a $40.7 million non-cash pre-tax gain from the extinguishment of a capital lease obligation at Electric Lightwave, a $2.4 million pre-tax charge related to early debt retirement and a $65.8 million non-cash after-tax gain from the adoption of new accounting rules with respect to asset retirement obligations (SFAS No.
143). Excluding these items, consolidated net income was $38.2 million, or 14 cents per share.

The company produced free cash flow of $146.8 million for the first quarter 2003 and achieved a ratio of net debt to annualized Adjusted EBITDA of 3.7x and a ratio of net debt to annualized operating income of 6.8x. The company retired $123.4 million of debt during the quarter and ended the quarter with $455.9 million in cash.

The company remains focused on and committed to the continuing improvement of its balance sheet through the generation of free cash flow applied to further debt reduction. In addition, the sale of the company's Arizona Electric and Gas divisions for $230 million ($220 million if closing occurs by July 28, 2003) in cash and the sale of The Gas Company of Hawaii division for $115 million in cash remain on track for closings during the second half of 2003. The company also recently announced that it has entered into definitive agreements to sell its Vermont Electric division for $25 million in cash. The sale of the Vermont business is expected to close in mid-2004 and will complete the divestiture of all of the company's utility businesses. After completion of all of these sales Citizens will have generated $1.9 billion of proceeds from its utility divestiture program, which exceeds the company's original estimate of $1.8 billion of total proceeds. The net proceeds from the remaining sales will be used to further reduce debt.

Telecommunications
First quarter 2003 revenue from the company's ILEC operations was $513.6 million, up $5.6 million or 1.1 percent from $508 million in the first quarter of 2002, primarily due to continued increases in penetration of data, enhanced service and long distance products and increased subsidies.

ILEC operating income for the first quarter of 2003 was $146.9 million, up $54.7 million, or 59.3 percent from the first quarter of 2002. Operating income margin was 28.6 percent compared to 18.2 percent in the first quarter of 2002.

ILEC Adjusted EBITDA for the first quarter of 2003 was $279.3 million, an increase of $15 million or 5.7 percent compared to the prior year quarter. Adjusted EBITDA margin for the first quarter of 2003 increased to 54.4 percent from 52.0 percent in the first quarter of 2002, reflecting increases in high-margin revenues, an ongoing focus on increased productivity and the efficiencies achieved from consolidation of the company's activities. Capital expenditures for the ILEC were $37.9 million for the first quarter 2003.

First quarter 2003 revenue from Electric Lightwave totaled $41.1 million, operating income was $0.5 million, Adjusted EBITDA was $6.7 million and capital expenditures were $1.1 million.

Public Service
The gas and electric segments accounted for $97.2 million of first quarter 2003 consolidated revenue, $16.8 million of operating income, $16.8 million of Adjusted EBITDA and $8.3 million of capital expenditures.


The company uses certain non-GAAP financial measures in evaluating its performance. These include Adjusted EBITDA, Adjusted EBITDA margin, net income excluding certain items, free cash flow and the ratio of net debt to annualized Adjusted EBITDA. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is operating income plus (i) depreciation and amortization, (ii) restructuring and other expenses (primarily severance costs and expenses related to reorganizing our telecom operations after the acquisition of Frontier) and (iii) reserves for certain telecommunications bankruptcies (Global Crossing and Worldcom). Adjusted EBITDA margin is Adjusted EBITDA divided by revenue. Net income excluding certain items is net income without taking into account the items described in the first paragraph. Free cash flow is operating income plus depreciation and amortization minus capital expenditures, cash interest expense and cash taxes. Net debt to annualized Adjusted EBITDA is the ratio of (i) total debt (excluding equity units and convertible preferred) net of cash and cash equivalents to (ii) Adjusted EBITDA for the period indicated multiplied by four. The company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions, (ii) presents measurements that investors and rating agencies have indicated to management are important in assessing the company and
(iii) indicates the company's actual performance compared to the covenant limiting the ratio of net debt to Adjusted EBITDA contained in certain of its debt agreements. While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA and net income excluding certain items exclude the items described above, some of which may recur in future periods, in order to focus on core operations.

In addition, annualized Adjusted EBITDA and annualized operating income present quarterly information for purposes of ratio analysis as annualized information by multiplying the quarterly information by four, without representing in any way a forecast, projection or estimate of Adjusted EBITDA or operating income for future periods. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.




About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                                       For the quarter ended
                                                       ----------------------------------------------------
                                                         March 31,          March 31,             %
(Amounts in thousands - except per-share amounts)           2003               2002             Change
                                                       ---------------    ---------------   ---------------

Income Statement Data
Continuing operations
  Revenue                                                   $ 651,862          $ 679,334               -4%
  Cost of services                                            113,219            128,238              -12%
  Other operating expenses                                    235,821            260,854              -10%
  Depreciation and amortization (1)                           138,548            178,174              -22%
  Reserve for telecommunications bankruptcies                       -              7,804             -100%
  Restructuring and other expenses                                (21)             3,905              101%
  Operating income                                            164,295            100,359               64%
  Investment and other income (loss), net                      48,172            (48,508)             199%
  Interest expense                                            110,829            123,603              -10%
  Income tax expense (benefit)                                 39,976            (26,942)             248%
Loss from discontinued operations, net of tax                       -             (1,478)            -100%
Gain on disposal of water segment, net of tax                       -            169,326             -100%
Cumulative effect of change in accounting principle (2)        65,769            (39,812)             265%
Net income attributable to common shareholders                127,431             83,226               53%

Weighted average shares outstanding                           281,637            280,257                0%

Net income attributable to common shareholders (3)          $    0.45          $    0.30               50%

Other Financial Data (4)
Adjusted EBITDA from continuing operations                  $ 302,822          $ 290,242                4%
Total capital expenditures                                     47,752             68,439              -30%
Free cash flow                                                146,803            104,177               41%

Total debt (5)                                              4,893,560          5,914,115              -17%
  Less: Cash and cash equivalents                             455,923            972,751              -53%
Net debt                                                    4,437,637          4,941,364              -10%

Net debt to annualized Adjusted EBITDA                            3.7                4.3              -14%


 (1)  2002 includes $11,900,000 of accelerated depreciation related to the closing of our Plano, Texas facility.
 (2)  2003 represents the effect of adoption of SFAS No. 143.  2002 represents the write-off of ELI's goodwill.
      Both are net of tax.
 (3)  Calculated based on weighted average shares outstanding.
 (4)  A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is presented at the end of these tables.
 (5)  Excludes equity units and convertible preferred stock.  Total debt includes current portion of long term debt.



                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                                   For the quarter ended
                                                    ------------------------------------------------
                                                      March 31,          March 31,           %
(Dollars in thousands, except operating data)            2003               2002          Change
                                                    ---------------    ---------------  ------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Network access services                             $ 164,997          $ 165,833           -1%
     Local network services                                221,095            216,800            2%
     Long distance and data services                        74,778             70,286            6%
     Directory services                                     27,043             26,244            3%
     Other                                                  25,696             28,868          -11%
        ILEC revenue                                       513,609            508,031            1%
     Electric Lightwave                                     41,093             47,247          -13%
Total revenue                                              554,702            555,278            0%

Expenses
     Network access expense                                 56,515             57,958           -2%
     Other operating expenses                              212,210            232,320           -9%
     Depreciation and amortization (1)                     138,548            178,090          -22%
     Reserve for telecommunications bankruptcies                 -              7,804         -100%
     Restructuring and other expenses                          (21)             3,905          101%
Total expenses                                             407,252            480,077          -15%

Operating Income (Loss)
     ILEC                                                $ 146,915          $  92,221           59%
     ELI                                                       535            (17,020)         103%

Other Financial and Operating Data (2)
     ILEC Adjusted EBITDA                                $ 279,270          $ 264,320            6%
     ILEC Adjusted EBITDA margin                             54.4%              52.0%            5%
     ILEC capital expenditures                           $  37,877          $  56,040          -32%
     ELI Adjusted EBITDA                                     6,707                680          886%
     ELI capital expenditures                                1,147              2,589          -56%

     ILEC access lines                                   2,435,246          2,478,573           -2%
     ILEC switched access minutes of use (in millions)       3,045              3,081           -1%
     ILEC average monthly revenue per average line       $   70.17          $   68.28            3%


(1)  See footnote (1) on first page.
(2)  See footnote (4) on first page.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                       For the quarter ended
                                          ---------------------------------------------
                                            March 31,         March 31,         %
(Dollars in thousands)                         2003              2002        Change
                                          ---------------     -----------  ------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                         $ 97,160       $ 124,056          -22%
Gas, electric energy and fuel oil purchased       56,704          70,280          -19%
Other operating expenses                          23,611          28,534          -17%
Depreciation and amortization (2)                      -              84         -100%
Operating income                                  16,845          25,158          -33%

Other Financial Data (3)
Adjusted EBITDA                                 $ 16,845       $  25,242          -33%
Capital expenditures                               8,314           9,583          -13%


(1)  Our Kauai Electric operations were sold on November 1, 2002, which affects the comparability of data presented.
(2)  Our gas and electric operations are reported as  "held for sale."  Accordingly, we ceased to record depreciation expense effective October 1, 2000 and January 1, 2001, respectively.
(3)  See footnote (4) on first page.


                                                           Schedule A

Reconciliation of Non-GAAP Financial Measures
For the quarter ended March 31,

 Net Income to Net Income Excluding Items
(Dollars in thousands, except per-share amounts. All amounts shown net of tax.)

                                                     2003             2002
------------------------------------------------------------------------------

 Net income as reported                           $ 127,431        $ 83,226

    Capital lease termination                       (24,937)              -
    Early retirement of debt                          1,470               -
    Income from discontinued operations                   -        (167,848)
    Cumulative effect of accounting change          (65,769)         39,812

                                               -----------------------------
 Net income excluding items                        $ 38,195       $ (44,810)
                                               =============================


 Net Income Per Share to Net Income
 (Loss) Per Share Excluding Items
------------------------------------

 Net income per share as reported                    $ 0.45          $ 0.30

    Capital lease termination                         (0.09)              -
    Early retirement of debt                           0.01               -
    Income from discontinued operations                   -           (0.60)
    Cumulative effect of accounting change            (0.23)           0.14

                                               -----------------------------
 Net income (loss) per share excluding items         $ 0.14         $ (0.16)
                                               =============================

                                                                                                               Schedule B

    Reconciliation of Non-GAAP Financial Measures
    For the quarter ended March 31,
                                                                       Electric           Gas and Electric
                                              ILEC                 Lightwave, Inc.            Sectors              As Reported
                                      ---------------------    -----------------------  ---------------------  ---------------------
(Dollars in thousands)                    2003     2002          2003         2002        2003        2002       2003        2002
------------------------------------  ----------------------------------------------------------------------------------------------

 Operating Income to Adjusted EBITDA

 Operating income (loss)               $ 146,915   $  92,221   $   535    $ (17,020)    $ 16,845    $ 25,158   $ 164,295   $100,359

 Add back:
    Depreciation and amortization        132,355     158,290     6,193       19,800            -          84     138,548    178,174
    Reserve for telecom bankruptcies           -       7,804         -            -            -           -           -      7,804
    Restructuring and other expenses           -       6,005       (21)      (2,100)           -           -         (21)     3,905

                                      ----------------------------------------------------------------------------------------------
Adjusted EBITDA                        $ 279,270   $ 264,320   $ 6,707    $     680     $ 16,845    $ 25,242   $ 302,822   $290,242
                                      ==============================================================================================

                                                        Schedule C

     Reconciliation of Non-GAAP Financial Measures
     For the quarter ended March 31,


     (Dollars in thousands)                        2003              2002
     -------------------------------------    --------------    --------------

     Operating Income to Free Cash Flow

     Operating income                            $ 164,295         $ 100,359
      Add back:
         Depreciation and amortization             138,548           178,174
     Subtract:
        Cash paid for income taxes                     306             1,644

        Cash paid for interest                     107,982           104,273

        Capital expenditures                        47,752            68,439
                                              --------------    --------------
     Free cash flow                              $ 146,803         $ 104,177
                                              ==============    ==============


                                                             Schedule D

     Reconciliation of Non-GAAP Financial Measures
     For the quarter ended March 31,


     (Dollars in thousands)                                           2003                         2002
     ----------------------------------------------         ------------------------    --------------------------

     Net Debt to Annualized Adjusted EBITDA

     Adjusted EBITDA (1)                                       302,822                      290,242
      Multiplied by:
         Number of quarters                                          4                            4
                                                            -----------                 ------------
     Annualized Adjusted EBITDA                                           1,211,288                     1,160,968

     Total debt (2)                                          4,893,560                    5,914,115
      Less:
         Cash and cash equivalents (2)                         455,923                      972,751
                                                            -----------                 ------------
      Net debt                                                            4,437,637                     4,941,364
      Divided by:
         Annualized Adjusted EBITDA                                       1,211,288                     1,160,968

     Net Debt to Annualized Adjusted EBITDA Ratio                               3.7                           4.3

     (1) See Schedule B.
     (2) As reported in the Company's financial statements prepared in accordance with GAAP.
